Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent, to the use in the Prospectus constituting a part of this Registration Statement, our auditor’s report dated September 23, 2021, with respect to the consolidated financial statements of MedMen Enterprises Inc. and its subsidiaries as at June 26, 2021 and June 27, 2020 and for each of the years then ended, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Chartered Professional Accountants

May 6, 2022

Calgary, Canada